     This Amendment No. 2 to Form S-3 Registration Statement is being filed by Casella Waste Systems, Inc. to include amendments to the "Risk Factors" section and to expand the list of reports incorporated by reference herein.

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON OCTOBER 7, 1999



                                                      REGISTRATION NO. 333-85279

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------

                           CASELLA WASTE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
          -------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)


                                   03-0338873
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)


                   25 Greens Hill Lane, Rutland, Vermont 05701
                                 (802) 775-0325
           ----------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 John W. Casella
               President, Chief Executive Officer, Chairman of the
                        Board of Directors and Secretary
                           Casella Waste Systems, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                                 (802) 775-0325
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:

                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
--------------------------------------------------------------------------------


                  Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Title of Shares to be    Amount to be      Proposed              Proposed               Amount of
registered               Registered        Maximum Price Per     Maximum                Registration Fee
                                           Share (1)             Aggregate Offering
                                                                 Price (1)
-----------------------------------------------------------------------------------------------------------
Class A Common           303,598 shares    $24.50                $7,438,151             $2,068
Stock, $.01 par
value per share

         (1) Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457 under the Securities Act of 1933, based upon the average of the reported high and low sales prices of the Common Stock on the NASDAQ National Market as of August 9, 1999.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

                                   PROSPECTUS

                                 303,598 SHARES

                           CASELLA WASTE SYSTEMS, INC.

                              CLASS A COMMON STOCK

         In July 1999, we issued an aggregate of 303,598 shares of the Company's Class A Common Stock in connection with our acquisition of ReSource Waste Systems, Inc., ReSource Transfer Services, Inc. and ReSource Recovery of Cape Cod, Inc. (collectively, the "ReSource Entities"). This prospectus relates to the public offering, which will not be underwritten, of the shares held by the former stockholders of the ReSource Entities as a result of the acquisition.

         The prices at which our stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of the shares.

         Our common stock is listed on the NASDAQ National Market under the symbol "CWST".

------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is October 7, 1999.


TABLE OF CONTENTS                                     PAGE

Where You Can Find
More Information ........................................4

The Company..............................................5

Risk Factors.............................................5

Plan of Distribution.....................................6

Selling Shareholders.....................................8

Legal Matters............................................8

Experts..................................................8

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Casella Waste Systems, Inc. (referred to in this prospectus as "Casella" or the "Registrant"), any selling shareholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the stockholders sell all of the securities that we have registered in this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

         We have incorporated by reference into this prospectus the following documents we filed with the SEC:


         (i) the Annual Report on Form l0-K for the fiscal year ended April 30, 1999, as amended on August 30, 1999,



         (ii) the Current Reports on Form 8-K filed on May 13, 1999, September 10, 1999, and September 29, 1999



         (iii) the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1999, and



          (iv) the description of the Class A common stock contained in our Registration Statement on Form 8-A dated October 15, 1997.


         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                   THE COMPANY

         Casella's principal executive offices are located at 25 Greens Hill Lane, Rutland, Vermont, and our telephone number is (802) 775-0325.

                                  RISK FACTORS

         YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR CLASS A COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN SUCH CASE, THE TRADING PRICE OF OUR CLASS A COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR CLASS A COMMON STOCK. THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON OUR CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ABOUT CASELLA AND OUR INDUSTRY AND INVOLVE RISKS AND UNCERTAINTIES. CASELLA'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, AS MORE FULLY DESCRIBED IN THIS SECTION AND ELSEWHERE IN THIS PROSPECTUS. CASELLA UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON, EVEN IF NEW INFORMATION BECOMES AVAILABLE OR OTHER EVENTS OCCUR IN THE FUTURE.

         The Company is party to an Agreement and Plan of Merger with KTI, Inc. There can be no assurance that the merger will take place on the anticipated timetable, if at all, or if it does, that management will be able to integrate KTI's operations effectively into the Company and that the merger will result in the synergies and other benefits anticipated by the two companies.


         In connection with the merger with KTI, the Company will be required to obtain a new credit facility to replace its existing credit facility within 30 days following the earlier of the closing of the merger or November 15, 1999. Although the Company is in the process of negotiating a new credit facility, there can be no assurance that it will obtain such a credit facility in the amount, or on the timetable, sought by the Company. The Company does not have sufficient funds to repay the outstanding balance of the existing credit facility in the event a new credit facility is not obtained on a timely basis. If the Company cannot obtain a new credit facility on favorable terms within the required time period, its acquisition program, results of operations and financial condition would be materially and adversely affected.


         The Company's objective is to continue to grow by expanding its services in markets where it can be one of the largest and most profitable fully-integrated solid waste services companies. Such growth, if it were to occur, could place a significant strain on the Company's management and operational, financial and other resources.

         The Company has incurred net losses in the past. There can be no assurance that the Company will be profitable in the future.

         The Company's strategy envisions that a substantial part of the Company's future growth will come from making acquisitions consistent with its strategy. There can be no assurance that the Company will be able to identify suitable acquisition candidates and, once identified, to negotiate successfully their acquisition at a price or on terms and conditions favorable to the Company, or to integrate the operations of such acquired businesses with the Company. Certain of these acquisitions may be of significant size and may include assets that are outside the Company's geographic territories or are ancillary to the Company's core business strategy.


         The Company is highly dependent upon the services of the members of its senior management team, the loss of any of whom may have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company's future success depends on its continuing ability to identify, hire, train, motivate and retain highly trained personnel.


         The Company anticipates that any future business acquisitions will be financed through cash from operations, borrowings under its bank line of credit, the issuance of shares of the Company's Class A Common

Stock and/or seller financing. There can be no assurance that the Company will have sufficient existing capital resources or will be able to raise sufficient additional capital resources on terms satisfactory to the Company, if at all, in order to meet its capital requirements.

         The Company's operating program depends on its ability to operate and expand the landfills it owns and leases and to develop new landfill sites. Several of the Company's landfills are subject to local laws purporting to regulate their expansion and other aspects of their operations. There can be no assurance that the laws adopted by municipalities in which the Company's landfills are located will not have a material adverse effect on the Company's utilization of its landfills or that the Company will be successful in obtaining new landfill sites or expanding the permitted capacity of any of its current landfills once its remaining disposal capacity has been consumed.

         The Company's results of operations could be adversely affected by changing prices or market conditions for recycled materials. The purchase and resale prices of and market demand for recycled materials has been and could continue to be volatile. These changes in the past have contributed and may in the future continue to contribute to variability in the Company's period-to-period results of operations.

                              PLAN OF DISTRIBUTION

         Casella is registering 303,598 shares (the "Shares") on behalf of certain selling shareholders. All of the shares were originally issued by us in connection with our acquisition of the ReSource Entities. The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (collectively, the "Selling Shareholders") may sell the shares from time to time. The Selling Shareholders will act independently of Casella in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers or directly to purchasers (in the event of a private sale). The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

         o an over-the-counter distribution in accordance with the rules of the Nasdaq National Market,

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         o        in privately negotiated transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

         The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Shareholders have advised Casella that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by Selling Shareholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the Selling Shareholders. Casella will make copies of this prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         Casella will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         o the name of each such Selling Shareholder and of the participating broker-dealer(s),

         o        the number of shares involved,

         o        the price at which such shares were sold,

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         o        other facts material to the transaction.

         Casella will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

         The following table sets forth the number of shares owned by each of the Selling Shareholders. None of the Selling Shareholders has had a material relationship with Casella within the past three years other than as a result of the ownership of the shares or other securities of Casella. No estimate can be given as to the amount of shares that will be held by the Selling Shareholders after completion of this offering because the Selling Shareholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the Selling Shareholders named below.

-----------------------------------------------------------------------------------------------------
Name of Selling Shareholder      Number of Shares            Percent of         Number of Shares
                                 Beneficially Owned          Outstanding        Registered for Sale
                                                             Shares of          Hereby (1)
                                                             Class A
                                                             Common
                                                             Stock
-----------------------------------------------------------------------------------------------------
Elmo J. Baldassari                          75,900                  *                         75,900
-----------------------------------------------------------------------------------------------------
Joseph J. Lombardi                          75,900                  *                         75,900
-----------------------------------------------------------------------------------------------------
Paul M. Verrochi                           151,798                 1.0                       151,798
-----------------------------------------------------------------------------------------------------
Total                                      303,598                                           303,598
-----------------------------------------------------------------------------------------------------

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Casella's outstanding shares of common stock.

*Less than one percent based on shares of Class A Common Stock outstanding as of July 15, 1999.

                                  LEGAL MATTERS

         The validity of the common stock being offered has been passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                     EXPERTS

         The financial statements and schedule incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


         We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                           CASELLA WASTE SYSTEMS, INC.



                                  COMMON STOCK




                             ----------------------
                                   PROSPECTUS
                             ----------------------





                                October 7, 1999

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee ..............................      $2,068
         Accounting Fees and Expenses ......................       1,000
         Legal Fees and Expense ............................       2,500
         Transfer Agent Fees ...............................           0
         Printing Fees .....................................       1,000
         Miscellaneous Expenses ............................         932

         Total .............................................      $7,500

         ------
         ------   All fees are estimates


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         Article Fifth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors with certain exceptions, and Article Sixth requires indemnification of directors and officers of the Registrant, and for advancement of litigation expenses to the fullest extent permitted by Section
145. Article Sixth of the Registrant's By-Laws provides for indemnification of the Registrant's officers and directors to the fullest extent permitted by
Section 145 and other applicable laws as currently in effect and as they may be amended in the future.

ITEM 16. EXHIBITS

Exhibit No.                       Description
-----------                       ------------
5.1                        *Opinion of Hale and Dorr LLP

23.1                       *Consent of Arthur Andersen LLP

23.2                       *Consent of Hale and Dorr LLP (included in the
                            opinion of Hale and Dorr LLP filed in Exhibit 5.1 hereto)

24.1                       *Power of Attorney (included on Page II-3 of this
                            registration statement)


* filed previously

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, Vermont, as of this 7th day of October, 1999.


                                 CASELLA WASTE SYSTEMS, INC.
                                 (Registrant)

                                 By: /s/ JOHN W. CASELLA
                                 ----------------------------------
                                 John W. Casella
                                 President, Chief Executive Officer, Chairman of
                                  the Board of Directors and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the
following persons in the capacities indicated on this      day of October,
1999.


                 NAME                                   TITLE                          DATE
                 ----                                   -----                          ----
/s/ John W. Casella                     President, Chief Executive               October 7, 1999
------------------------------------    Officer and Chairman
John W. Casella                         (Principal Executive Officer)

       *                                Senior Vice President and                October 7, 1999
------------------------------------    Chief Operating Officer,
James W. Bohlig                         Director

       *                                Senior Vice President and                October 7, 1999
------------------------------------    Chief Financial Officer
Jerry S. Cifor                          (Principal Accounting and
                                        Financial Officer)

       *                                Director                                 October 7, 1999
------------------------------------
Douglas R. Casella

       *                                Director                                 October 7, 1999
------------------------------------
John F. Chapple III

       *                                Director                                 October 7, 1999
------------------------------------
Gregory B. Peters




* Signed by John W. Casella as attorney-in-fact


EXHIBIT INDEX

Exhibit No.            Description
------------           -------------

5.1                    *Opinion of Hale and Dorr LLP

23.1                   *Consent of Arthur Andersen LLP

23.2                   *Consent of Hale and Dorr LLP (included in
                        the Opinion of Hale and Dorr LLP filed in
                        Exhibit 5.1 hereto)

24.1                   *Power of Attorney (included on Page II-4 of
                        this registration statement)



* filed previously



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